Exhibit 99.1

Media Contact	Investor Contact
Bob Guenther 203-578-2391	Terry Mangan 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER REPORTS STRONG 2012 SECOND QUARTER EARNINGS

Net Income Grows by 22 Percent over Prior Year

WATERBURY, Conn., July 13, 2012 – Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A., today announced net income available to common shareholders of $40.6 million, or $.44 per diluted share, for the quarter ended June 30, 2012 compared to $38.3 million, or $.42 per diluted share, for the quarter ended March 31, 2012 and $33.4 million, or $.36 per diluted share, for the quarter ended June 30, 2011.

Highlights for the quarter or at June 30 include:

Combined growth in commercial and commercial real estate loans of $222.6 million or 4.2 percent from March 31, and $467.2 million or 9.2 percent from a year ago.

Growth of $176.0 million or 3.3 percent in transaction account deposits from March 31 and $673.5 million or 14.0 percent from a year ago, which represent 39.2 percent of total deposits compared to 38.0 percent at March 31 and 35.0 percent a year ago.

Net interest income increased $1.0 million compared to the first quarter and $3.5 million from a year ago; net interest margin was 3.32 percent compared to 3.36 percent in the first quarter and 3.48 percent a year ago.

Core noninterest income increased $0.8 million in the quarter and $0.3 million from a year ago reflecting expanded revenues from corporate finance products in franchise activities.

Noninterest expense before one time costs of $123.9 million compared to $126.6 million in the first quarter and $126.0 million a year ago; continued achievement of positive operating leverage as core revenue grew 1.0 percent and core expenses declined 1.9 percent from the first quarter.

Continued improvement in asset quality as evidenced by a 5.8 percent reduction in nonperforming assets and a 12.0 percent decline in commercial classified loans, both from March 31, and reductions of 30.6 percent and 36.2 percent from a year ago.

Provision for loan losses of $5.0 million compared to $4.0 million in the first quarter and $5.0 million a year ago, reflective of continued portfolio growth and asset quality improvement.

Webster Chairman and Chief Executive Officer James C. Smith said, “Webster turned in a solid second quarter by most any measure. Loan growth, asset quality, operating efficiency, and earnings all showed meaningful improvement as the southern New England economy continues to recover.”

Net interest income

•	Net interest income was $144.4 million for the quarter compared to $143.4 million in the first quarter.

•

Net interest margin was 3.32 percent compared to 3.36 percent in the first quarter as the yield on interest-earning assets declined 6 basis points, primarily on securities, and the cost of funds declined 2 basis points.

•	Average interest-earning assets grew by 1.8 percent from the first quarter and totaled $17.8 billion compared to $17.5 billion in the first quarter.

Webster President and Chief Operating Officer Jerry Plush noted, “Loan originations were 69 percent higher than a year ago and totaled over $1 billion in the quarter. We ended the quarter with strong loan pipelines, which should bode well for the balance of the year. Our emphasis on growing transaction accounts continues to pay off as demand and interest-bearing checking deposits now represent almost 40 percent of total deposits. The growth in our loan portfolio, coupled with an increase in lower cost transaction deposits, enabled us to grow net interest income in a challenging interest rate environment.”

Provision for loan losses

•	The Company recorded a provision of $5.0 million in the quarter compared to $4.0 million in the first quarter and $5.0 million a year ago.

•	Net charge-offs were $16.5 million in the quarter compared to $27.2 million for the first quarter and $21.7 million a year ago.

•	The allowance for loan losses represented 117 percent of nonperforming loans compared to 118 percent in the prior quarter.

Noninterest income

•	Total noninterest income increased $3.4 million compared to the first quarter. Included in noninterest income in the second quarter is $2.5 million of securities gains.

•

The $0.8 million increase in core noninterest income compared to the first quarter reflects an increase of $1.0 million in corporate finance products revenue included in other income. Direct investment income was $1.3 million higher as the first quarter included write-downs of $0.8 million. Deposit service fees increased $0.4 million compared to the first quarter while loan fees and mortgage banking decreased $1.3 million and $0.8 million, respectively. The lower loan fees were due in part to fewer prepayment penalties and a mortgage servicing right impairment of $0.3 million in the quarter.

Noninterest expense

•

Total noninterest expense decreased $0.6 million compared to the first quarter. Included in noninterest expense are net one time costs of $3.2 million in the second quarter and $1.2 million in the first quarter. Included in net one time costs in the second quarter is $2.5 million in debt prepayment expense in connection with the prepayment of $49.0 million in FHLB advances.

•

Total noninterest expense excluding one time costs decreased $2.7 million from the first quarter and $2.0 million from a year ago. The decrease compared to the first quarter is driven by a reduction of $5.0 million in compensation and benefits offset by an increase of $1.0 million in marketing and additional expense in technology. Gains on foreclosed and repossessed assets were $0.7 million in both the second and the first quarters.

Income taxes

•

The Company recorded $18.3 million of income tax expense in the quarter on the $59.6 million of pre-tax income applicable to continuing operations in the period. The effective tax rate for the quarter was 30.7 percent compared to 29.9 percent for the first quarter, which included $0.5 million of tax benefits specific to that period.

Investment securities

•

Total investment securities were $6.2 billion at both June 30, 2012 and March 31, 2012. The carrying value of the available for sale portfolio included $46.7 million in net unrealized gains compared to net unrealized gains of $43.4 million at March 31, while the carrying value of the held to maturity portfolio does not reflect $158.4 million in net unrealized gains compared to net unrealized gains of $154.9 million at March 31.

Loans

•

Total loans were $11.5 billion at June 30, 2012 compared to $11.3 billion at March 31, 2012 and are reflective of continued growth in commercial, commercial real estate and residential mortgages. In the quarter, commercial and commercial real estate loans increased by $97.0 million and $125.6 million, respectively. Residential mortgage loans increased by $30.4 million while consumer loans declined by $25.2 million.

•

Loan originations for portfolio in the second quarter were $973.0 million compared to $790.8 million in the first quarter and $643.3 million a year ago. Originations for the second quarter consisted of $393.0 million in commercial, $261.0 million in commercial real estate, $162.0 million in residential and $157.0 million in consumer.

•

In addition to loan originations for portfolio, $198.3 million of residential loans were originated and sold with servicing retained in the quarter compared to $131.4 million in the first quarter and $47.1 million a year ago.

Asset quality

•

Total nonperforming loans declined to $169.2 million, or 1.47 percent of total loans, at June 30, 2012 compared to $178.3 million, or 1.58 percent, at March 31, 2012. Included in nonperforming loans were paying loans totaling $17.0 million at June 30 compared to $18.1 million at March 31. Also included in nonperforming loans are $4.5 million in consumer liquidating loans compared to $3.9 million at March 31.

•

Past due loans increased to $65.9 million at June 30 compared to $60.0 million at March 31. Past due loans for the continuing portfolios were $61.5 million at June 30 compared to $54.7 million at March 31. Past due loans for the liquidating portfolio were $4.4 million at June 30 compared to $5.3 million at March 31.

•	Other real estate owned (OREO) totaled $4.4 million compared to $6.0 million at June 30.

Deposits and borrowings

•

Total deposits were $14.0 billion at June 30, 2012 compared to $13.9 billion at March 31, 2012. Increases of $119.9 million in demand, $56.1 million in interest-bearing checking and $15.3 million in savings deposits were offset by declines of $110.9 in money market and $51.0 million in certificates of deposit. Core to total deposits and loans to deposits were 81 percent and 83 percent, respectively, compared to 80 percent and 81 percent at March 31.

•	Total borrowings were $3.2 billion at June 30 compared to $3.1 billion at March 31. Borrowings represented 16 percent of total assets at both June 30 and March 31.

Capital

•

The tangible common equity and Tier 1 common equity to risk-weighted assets ratios were 7.22 percent and 10.95 percent, respectively, at June 30, 2012 compared to 7.14 percent and 10.96 percent, respectively, at March 31, 2012.

•	Book value and tangible book value per common share were $21.65 and $15.53, respectively, at June 30 compared to $21.24 and $15.10, respectively, at March 31.

•

Return on average shareholders’ equity and return on average tangible equity were 8.49 percent and 11.81 percent, respectively, at June 30 and 8.17 percent and 11.46 percent, respectively, at March 31.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association. With $19 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 167 banking offices, 464 ATMs, 290 of which are owned by Webster and 174 of which are branded, telephone banking, mobile banking, and the Internet. Webster Bank owns the asset based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.

***

Conference Call

A conference call covering Webster’s second quarter earnings announcement will be held today, Friday, July 13, at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 1-877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. Specifically, we provide measures based on what we believe are our operating earnings on a consistent basis and exclude non-core operating items which affect the GAAP reporting of results of operations. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION

Selected Financial Highlights (unaudited)

	At or for the Three Months Ended
(In thousands, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Income and performance ratios, (annualized):

Net income available to common shareholders	$40,625	$38,323	$39,591	$41,400	$33,353
Net income per diluted common share	0.44	0.42	0.43	0.45	0.36
Return on average shareholders’ equity	8.49%	8.17%	8.50%	8.96%	7.27%
Return on average tangible equity	11.81	11.46	11.97	12.67	10.31
Return on average assets	0.85	0.81	0.86	0.92	0.74
Noninterest income as a percentage of total revenue	24.70	23.48	23.05	23.98	24.69
Efficiency ratio	63.75	65.63	65.83	62.22	65.02

Asset quality:

Allowance for loan losses	$198,757	$210,288	$233,487	$257,352	$281,243
Nonperforming assets	173,621	184,218	193,047	239,945	250,084
Allowance for loan losses / total loans	1.72%	1.86%	2.08%	2.33%	2.55%
Net charge-offs / average loans (annualized)	0.58	0.96	0.95	1.05	0.79
Nonperforming loans / total loans	1.47	1.58	1.68	2.00	2.07
Nonperforming assets / total loans plus OREO	1.50	1.63	1.72	2.17	2.27
Allowance for loan losses / nonperforming loans	117.44	117.96	124.14	116.43	123.22

Other ratios (annualized):

Tangible equity ratio	7.38%	7.29%	7.18%	7.32%	7.46%
Tangible common equity ratio	7.22	7.14	7.03	7.16	7.29
Tier 1 risk-based capital ratio (b)	12.80	12.86	13.05	13.04	12.89
Total risk-based capital (b)	14.06	14.12	14.61	14.60	14.47
Tier 1 common equity / risk-weighted assets (b)	10.95	10.96	11.08	11.01	10.74
Shareholders’ equity / total assets	9.94	9.90	9.86	10.08	10.27
Interest rate spread	3.29	3.33	3.36	3.45	3.44
Net interest margin	3.32	3.36	3.39	3.49	3.48

Share and equity related:

Common equity	$1,902,609	$1,866,003	$1,816,835	$1,807,330	$1,800,215
Book value per common share	21.65	21.24	20.74	20.65	20.57
Tangible book value per common share	15.53	15.10	14.57	14.47	14.38
Common stock closing price	21.66	22.67	20.39	15.30	21.02
Dividends declared per common share	0.10	0.05	0.05	0.05	0.05

Common shares issued and outstanding	87,885	87,849	87,600	87,507	87,532
Basic shares (average)	87,291	87,216	87,097	87,046	86,986
Diluted shares (average)	91,543	91,782	90,929	91,205	92,184

Footnotes:

(a)	For purposes of the yield computation, unrealized gains (losses) on securities available for sale are excluded from the average balance.
(b)	The ratios presented are projected for June 30, 2012 and actual for the remaining periods presented.
(c)	Certain previously reported information has been corrected to reflect the deferment of certain commercial loan fees.

WEBSTER FINANCIAL CORPORATION

Consolidated Balance Sheets (unaudited)

(In thousands)	June 30, 2012	March 31, 2012	June 30, 2011 (c)

Assets:

Cash and due from banks	$197,229	$173,027	$196,181
Interest-bearing deposits	73,598	77,921	57,863

Investment securities:
Available for sale, at fair value	3,153,580	3,144,867	2,143,072
Held to maturity	3,076,226	3,079,654	3,123,510

Total securities	6,229,806	6,224,521	5,266,582

Loans held for sale	89,228	59,615	21,650

Loans:
Commercial	2,985,993	2,888,977	2,846,699
Commercial real estate	2,551,427	2,425,797	2,223,477
Residential mortgages	3,300,617	3,270,213	3,139,408
Consumer	2,701,960	2,727,163	2,802,907

Total loans	11,539,997	11,312,150	11,012,491
Allowance for loan losses	(198,757)	(210,288)	(281,243)

Loans, net	11,341,240	11,101,862	10,731,248

Prepaid FDIC premiums	27,062	32,507	46,546
Federal Home Loan Bank and Federal Reserve Bank stock	142,595	142,595	143,874
Premises and equipment, net	137,420	141,088	152,009
Goodwill and other intangible assets, net	542,783	544,180	548,370
Cash surrender value of life insurance policies	312,117	309,556	303,258
Deferred tax asset, net	79,011	81,676	92,127
Accrued interest receivable and other assets	257,660	245,594	243,173

Total Assets	$19,429,749	$19,134,142	$17,802,881

Liabilities and Equity:

Deposits:
Demand	$2,611,297	$2,491,442	$2,323,266
Interest-bearing checking	2,863,076	2,806,950	2,477,625
Money market	1,934,137	2,045,090	2,081,503
Savings	3,850,549	3,835,180	3,773,417
Certificates of deposit	2,595,816	2,646,783	2,939,648
Brokered certificates of deposit	119,052	119,052	121,068

Total deposits	13,973,927	13,944,497	13,716,527

Securities sold under agreements to repurchase and other short-term borrowings	1,203,378	1,268,589	1,079,866
Federal Home Loan Bank advances	1,529,102	1,352,466	403,131
Long-term debt	472,928	474,318	566,677
Accrued expenses and other liabilities	318,866	199,330	197,949

Total liabilities	17,498,201	17,239,200	15,964,150

Webster Financial Corporation shareholders’ equity	1,931,548	1,894,942	1,829,154
Noncontrolling interests	—	—	9,577

Total equity	1,931,548	1,894,942	1,838,731

Total Liabilities and Equity	$19,429,749	$19,134,142	$17,802,881

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Statements of Operations (unaudited)

	Three Months Ended June		Six Months Ended June
(In thousands, except per share data)	2012	2011	2012	2011

Interest income:
Interest and fees on loans and leases	$121,379	$122,395	$242,120	$244,338
Interest and dividends on securities	52,597	53,527	105,465	107,371
Loans held for sale	657	177	1,155	599

Total interest income	174,633	176,099	348,740	352,308

Interest expense:
Deposits	15,102	21,841	31,158	44,610
Borrowings	15,153	13,345	29,836	26,624

Total interest expense	30,255	35,186	60,994	71,234

Net interest income	144,378	140,913	287,746	281,074
Provision for loan losses	5,000	5,000	9,000	15,000

Net interest income after provision for loan losses	139,378	135,913	278,746	266,074

Noninterest income:
Deposit service fees	23,719	26,095	47,082	51,435
Loan related fees	3,565	5,590	8,434	10,033
Wealth and investment services	7,249	7,454	14,470	14,176
Mortgage banking activities	3,624	1,234	8,007	2,487
Increase in cash surrender value of life insurance policies	2,561	2,576	5,078	5,109
Net gain on investment securities	2,537	1,647	2,537	2,024
Other income	4,098	1,593	5,731	4,841

Total noninterest income	47,353	46,189	91,339	90,105

Noninterest expense:
Compensation and benefits	63,587	65,592	132,206	132,604
Occupancy	12,578	12,856	25,460	27,591
Technology and equipment expense	16,021	15,134	31,603	30,526
Marketing	5,094	4,252	9,194	9,772
Professional and outside services	3,387	2,813	6,079	5,243
Intangible assets amortization	1,397	1,397	2,794	2,794
Foreclosed and repossessed asset expenses	176	710	643	1,594
Foreclosed and repossessed asset (gains) write-downs	(670)	794	(1,334)	479
Loan workout expenses	2,201	1,779	4,025	3,579
Deposit insurance	5,723	5,918	11,432	11,699
Other expenses	14,443	14,716	28,433	28,640

	123,937	125,961	250,535	254,521
Debt prepayment penalties	2,515	—	3,649	—
Write-down for expedited asset disposition	—	5,073	—	5,073
Contract termination and severance	727	1,060	727	1,060
Branch and facility optimization	—	859	81	1,132
Costs for warrant registration	—	350	—	350
Provision for litigation and settlements	—	194	—	486
Loan repurchase and unfunded commitment reserve benefit, net	—	(1,436)	—	(1,436)

Total noninterest expense	127,179	132,061	254,992	261,186

Income from continuing operations before income taxes	59,552	50,041	115,093	94,993
Income tax expense	18,312	15,857	34,915	28,225

Income from continuing operations	41,240	34,184	80,178	66,768
Income from discontinued operations, net of tax	—	—	—	1,995

Consolidated net income	41,240	34,184	80,178	68,763
Less: Net loss attributable to noncontrolling interests	—	—	—	(1)

Net income attributable to Webster Financial Corp.	41,240	34,184	80,178	68,764
Preferred stock dividends	(615)	(831)	(1,230)	(1,662)

Net income available to common shareholders	$40,625	$33,353	$78,948	$67,102

Diluted shares (average)	91,543	92,184	91,669	92,368

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.46	$0.38	$0.90	$0.75
Net income	0.46	0.38	0.90	0.77
Diluted
Income from continuing operations	0.44	0.36	0.86	0.70
Net income	0.44	0.36	0.86	0.72

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Consolidated Statements of Operations (unaudited)

	Three Months Ended
(In thousands, except per share data)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Interest income:
Interest and fees on loans and leases	$121,379	$120,741	$121,223	$121,322	$122,395
Interest and dividends on securities	52,597	52,868	51,260	52,974	53,527
Loans held for sale	657	498	370	266	177

Total interest income	174,633	174,107	172,853	174,562	176,099

Interest expense:
Deposits	15,102	16,056	17,268	18,930	21,841
Borrowings	15,153	14,683	14,576	13,947	13,345

Total interest expense	30,255	30,739	31,844	32,877	35,186

Net interest income	144,378	143,368	141,009	141,685	140,913
Provision for loan losses	5,000	4,000	2,500	5,000	5,000

Net interest income after provision for loan losses	139,378	139,368	138,509	136,685	135,913

Noninterest income:
Deposit service fees	23,719	23,363	24,286	27,074	26,095
Loan related fees	3,565	4,869	4,896	5,308	5,590
Wealth and investment services	7,249	7,221	5,759	6,486	7,454
Mortgage banking activities	3,624	4,383	1,094	1,324	1,234
Increase in cash surrender value of life insurance policies	2,561	2,517	2,609	2,642	2,576
Net gain on investment securities	2,537	—	—	—	1,647
Other income	4,098	1,633	3,602	1,857	1,593

Total noninterest income	47,353	43,986	42,246	44,691	46,189

Noninterest expense:
Compensation and benefits	63,587	68,619	68,146	61,897	65,592
Occupancy	12,578	12,882	13,125	13,150	12,856
Technology and equipment expense	16,021	15,582	15,054	15,141	15,134
Marketing	5,094	4,100	4,540	4,144	4,252
Professional and outside services	3,387	2,692	2,835	3,125	2,813
Intangible assets amortization	1,397	1,397	1,397	1,397	1,397
Foreclosed and repossessed asset expenses	176	467	730	726	710
Foreclosed and repossessed asset (gains) write-downs	(670)	(664)	(63)	(722)	794
Loan workout expenses	2,201	1,824	1,956	2,012	1,779
Deposit insurance	5,723	5,709	4,756	4,472	5,918
Other expenses	14,443	13,990	12,864	14,392	14,716

	123,937	126,598	125,340	119,734	125,961
Debt prepayment penalties	2,515	1,134	5,203	—	—
Write-down for expedited asset disposition	—	—	1,187	—	5,073
Contract termination and severance	727	—	2,485	1,555	1,060
Branch and facility optimization	—	81	1,689	2,183	859
Preferred stock redemption costs	—	—	423	—	—
Costs for warrant registration	—	—	—	—	350
Provision (benefit) for litigation and settlements	—	—	(9,755)	(254)	194
Loan repurchase and unfunded commitment reserve benefit, net	—	—	—	—	(1,436)

Total noninterest expense	127,179	127,813	126,572	123,218	132,061

Income from continuing operations before income taxes	59,552	55,541	54,183	58,158	50,041
Income tax expense	18,312	16,603	13,799	15,927	15,857

Income from continuing operations	41,240	38,938	40,384	42,231	34,184
Income from discontinued operations, net of tax	—	—	—	—	—

Consolidated net income	41,240	38,938	40,384	42,231	34,184
Less: Net loss attributable to noncontrolling interests	—	—	—	—	—

Net income attributable to Webster Financial Corp.	41,240	38,938	40,384	42,231	34,184
Preferred stock dividends	(615)	(615)	(793)	(831)	(831)

Net income available to common shareholders	$40,625	$38,323	$39,591	$41,400	$33,353

Diluted shares (average)	91,543	91,782	90,929	91,205	92,184

Net income per common share available to common shareholders:
Basic
Income from continuing operations	$0.46	$0.44	$0.45	$0.48	$0.38
Net income	0.46	0.44	0.45	0.48	0.38
Diluted
Income from continuing operations	0.44	0.42	0.43	0.45	0.36
Net income	0.44	0.42	0.43	0.45	0.36

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Interest Rate Spreads and Margin (unaudited)

	Three Months Ended
	June 30, 2012	March 31, 2012	December 31, 2011	September 30, 2011	June 30, 2011

Interest rate spread
Yield on interest-earning assets	4.00%	4.06%	4.13%	4.27%	4.33%
Cost of interest-bearing liabilities	0.71	0.73	0.77	0.82	0.89

Interest rate spread	3.29%	3.33%	3.36%	3.45%	3.44%

Net interest margin	3.32%	3.36%	3.39%	3.49%	3.48%

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Three Months Ended June 30,	2012			2011 (c)
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,420,721	$121,379	4.23%	$10,991,890	$122,395	4.44%
Investment securities (a)	6,122,745	55,497	3.65	5,244,359	56,395	4.34
Loans held for sale	68,362	657	3.85	14,814	177	4.78
Federal Home Loan and Federal Reserve Bank stock	142,595	881	2.48	143,874	832	2.32
Interest-bearing deposits	67,480	32	0.19	212,172	123	0.23

Total interest-earning assets	17,821,903	178,446	4.00	16,607,109	179,922	4.33

Noninterest-earning assets	1,383,932			1,313,712

Total assets	$19,205,835			$17,920,821

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	2,554,873	$—	—%	$2,225,819	$—	—%
Savings, interest checking, and money market	8,676,206	5,285	0.24	8,675,135	9,554	0.44
Certificates of deposit	2,732,024	9,817	1.45	3,122,527	12,287	1.58

Total deposits	13,963,103	15,102	0.43	14,023,481	21,841	0.62

Securities sold under agreements to repurchase and other short-term borrowings	1,210,234	5,360	1.75	891,344	3,777	1.68
Federal Home Loan Bank advances	1,447,347	4,426	1.21	403,223	3,295	3.23
Long-term debt	473,602	5,367	4.53	568,868	6,273	4.41

Total borrowings	3,131,183	15,153	1.92	1,863,435	13,345	2.85

Total interest-bearing liabilities	17,094,286	30,255	0.71	15,886,916	35,186	0.89

Noninterest-bearing liabilities	197,224			188,395

Total liabilities	17,291,510			16,075,311

Noncontrolling interests	—			9,577

Webster Financial Corp. shareholders’ equity	1,914,325			1,835,933

Total liabilities and equity	$19,205,835			$17,920,821

Tax-equivalent net interest income		148,191			144,736
Less: tax-equivalent adjustment		(3,813)			(3,823)

Net interest income		$144,378			$140,913

Interest rate spread			3.29%			3.44%

Net interest margin			3.32%			3.48%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Consolidated Average Balances, Yields, and Rates Paid (unaudited)

Six Months Ended June 30,	2012			2011 (c)
(Dollars in thousands)	Average balance	Interest	Fully tax- equivalent yield/rate	Average balance	Interest	Fully tax- equivalent yield/rate

Assets:
Interest-earning assets:
Loans	$11,348,027	$242,120	4.25%	$11,025,481	$244,338	4.43%
Investment securities (a)	6,042,040	111,177	3.71	5,322,767	113,239	4.29
Loans held for sale	60,034	1,155	3.85	25,792	599	4.64
Federal Home Loan and Federal Reserve Bank stock	143,073	1,757	2.47	143,874	1,663	2.33
Interest-bearing deposits	72,457	62	0.17	137,156	157	0.23

Total interest-earning assets	17,665,631	356,271	4.03	16,655,070	359,996	4.33

Noninterest-earning assets	1,389,005			1,324,594

Total assets	$19,054,636			$17,979,664

Liabilities and Shareholders’ Equity:
Interest-bearing liabilities:
Deposits:
Demand	$2,495,035	$—	—%	$2,193,967	$—	—%
Savings, interest checking, and money market	8,652,127	11,079	0.26	8,659,127	20,137	0.47
Certificates of deposit	2,771,113	20,079	1.46	3,116,638	24,473	1.58

Total deposits	13,918,275	31,158	0.45	13,969,732	44,610	0.64

Securities sold under agreements to repurchase and other short-term borrowings	1,188,392	9,794	1.63	942,745	7,339	1.55
Federal Home Loan Bank advances	1,353,782	8,990	1.31	478,474	6,650	2.76
Long-term debt	490,359	11,052	4.51	575,188	12,635	4.39

Total borrowings	3,032,533	29,836	1.95	1,996,407	26,624	2.66

Total interest-bearing liabilities	16,950,808	60,994	0.72	15,966,139	71,234	0.90

Noninterest-bearing liabilities	208,279			192,356

Total liabilities	17,159,087			16,158,495

Noncontrolling interests	—			9,606

Webster Financial Corporation shareholders’ equity	1,895,549			1,811,563

Total liabilities and equity	$19,054,636			$17,979,664

Tax-equivalent net interest income		295,277			288,762
Less: tax-equivalent adjustment		(7,531)			(7,688)

Net interest income		$287,746			$281,074

Interest rate spread			3.31%			3.43%

Net interest margin			3.34%			3.47%

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Loan Balances (unaudited)

(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Loan Balances (actuals):
Continuing Portfolio:
Commercial non-mortgage	$2,069,127	$1,972,205	$1,932,542	$1,812,685	$1,787,920
Equipment financing	417,654	446,585	474,804	518,369	578,117
Asset based lending	499,212	470,187	453,251	510,188	480,662
Commercial real estate	2,518,392	2,389,206	2,345,241	2,225,250	2,170,279
Residential development	33,035	36,591	39,648	51,045	53,198
Residential mortgages	3,300,616	3,270,212	3,219,888	3,150,285	3,139,407
Consumer	2,565,654	2,585,685	2,612,476	2,627,385	2,641,102

Total continuing	11,403,690	11,170,671	11,077,850	10,895,207	10,850,685
Allowance for loan losses	(171,860)	(180,413)	(203,612)	(227,477)	(243,543)

Total continuing, net	11,231,830	10,990,258	10,874,238	10,667,730	10,607,142

Liquidating Portfolio:
National Construction Lending Center (NCLC)	1	1	1	1	1
Consumer	136,306	141,478	147,553	154,878	161,805

Total liquidating portfolio	136,307	141,479	147,554	154,879	161,806
Allowance for loan losses	(26,897)	(29,875)	(29,875)	(29,875)	(37,700)

Total liquidating, net	109,410	111,604	117,679	125,004	124,106

Total Loan Balances (actuals)	11,539,997	11,312,150	11,225,404	11,050,086	11,012,491
Allowance for loan losses	(198,757)	(210,288)	(233,487)	(257,352)	(281,243)

Loans, net	$11,341,240	$11,101,862	$10,991,917	$10,792,734	$10,731,248

Loan Balances (average):
Continuing Portfolio:
Commercial non-mortgage	$2,008,778	$1,970,656	$1,868,885	$1,798,644	$1,747,658
Equipment financing	430,882	458,111	495,667	551,732	621,447
Asset based lending	480,574	474,264	492,982	497,426	472,837
Commercial real estate	2,453,430	2,336,576	2,254,970	2,185,662	2,154,215
Residential development	35,422	38,401	49,182	51,051	54,757
Residential mortgages	3,296,306	3,253,199	3,186,885	3,145,086	3,133,742
Consumer	2,576,521	2,598,758	2,622,378	2,635,911	2,641,621

Total continuing	11,281,913	11,129,965	10,970,949	10,865,512	10,826,277
Allowance for loan losses	(182,117)	(201,592)	(219,566)	(247,551)	(255,412)

Total continuing, net	11,099,796	10,928,373	10,751,383	10,617,961	10,570,865

Liquidating Portfolio:
NCLC	1	1	1	1	1
Consumer	138,807	145,367	151,422	158,161	165,612

Total liquidating portfolio	138,808	145,368	151,423	158,162	165,613
Allowance for loan losses	(26,897)	(29,875)	(29,875)	(29,875)	(37,700)

Total liquidating, net	111,911	115,493	121,548	128,287	127,913

Total Loan Balances (average)	11,420,721	11,275,333	11,122,372	11,023,674	10,991,890
Allowance for loan losses	(209,014)	(231,467)	(249,441)	(277,426)	(293,112)

Loans, net	$11,211,707	$11,043,866	$10,872,931	$10,746,248	$10,698,778

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Nonperforming Assets (unaudited)

(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Nonperforming loans:
Continuing Portfolio:
Commercial non-mortgage	$29,271	$31,547	$27,884	$39,386	$46,327
Equipment financing	5,862	4,868	7,154	8,439	11,313
Asset based lending	262	1,475	1,880	5,126	3,650
Commercial real estate	23,457	25,131	32,197	42,461	38,794
Residential development	5,982	6,140	6,762	16,611	16,173
Residential mortgages	77,336	79,110	82,052	79,285	82,189
Consumer	22,616	26,098	25,059	24,228	24,674

Nonperforming loans - continuing portfolio	164,786	174,369	182,988	215,536	223,120

Liquidating Portfolio:
Consumer	4,460	3,896	5,091	5,492	5,116

Nonperforming loans - liquidating portfolio	4,460	3,896	5,091	5,492	5,116

Total nonperforming loans	$169,246	$178,265	$188,079	$221,028	$228,236

Other real estate owned and repossessed assets:
Continuing Portfolio:
Commercial	$917	$2,051	$1,961	$12,961	$13,577
Repossessed equipment	721	674	123	1,421	2,115
Residential	2,271	2,648	1,947	3,343	4,772
Consumer	466	580	805	1,021	725

Total continuing	4,375	5,953	4,836	18,746	21,189

Liquidating Portfolio:
NCLC	—	—	132	171	659

Total liquidating	—	—	132	171	659

Total other real estate owned and repossessed assets	$4,375	$5,953	$4,968	$18,917	$21,848

Total nonperforming assets	$173,621	$184,218	$193,047	$239,945	$250,084

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Past Due Loans (unaudited)

(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Past due 30-89 days:

Accruing loans:

Continuing Portfolio:
Commercial non-mortgage	$6,479	$6,938	$4,619	$7,428	$8,568
Equipment financing	1,665	4,099	4,800	5,054	7,155
Asset based lending	—	—	—	—	—
Commercial real estate	3,152	1,101	1,766	2,969	4,670
Residential development	—	—	—	664	500
Residential mortgages	26,966	22,915	24,361	23,730	18,631
Consumer	22,163	19,592	20,847	18,867	18,989

Past Due 30-89 days - continuing portfolio	60,425	54,645	56,393	58,712	58,513

Liquidating Portfolio:
Consumer	4,377	5,263	4,538	4,653	6,134

Past Due 30-89 days - liquidating portfolio	4,377	5,263	4,538	4,653	6,134

Accruing loans past due 90 days or more	1,074	43	724	764	1,417

Total past due loans	$65,876	$59,951	$61,655	$64,129	$66,064

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Five Quarter Changes in the Allowance for Loan Losses (unaudited)

	For the Three Months Ended
(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Beginning balance	$210,288	$233,487	$257,352	$281,243	$297,948
Provision	5,000	4,000	2,500	5,000	5,000

Charge-offs continuing portfolio:
Commercial non-mortgage	5,164	14,994	6,684	11,311	4,911
Equipment financing	165	634	55	551	413
Asset based lending	512	—	2,150	3,317	450
Commercial real estate	1,066	5,848	7,768	3,377	3,765
Residential development	—	—	453	—	—
Residential mortgages	3,948	3,115	2,548	2,591	2,951
Consumer	8,122	6,487	7,551	8,874	8,843

Charge-offs continuing portfolio	18,977	31,078	27,209	30,021	21,333

Charge-offs liquidating portfolio:
NCLC	4	—	7	61	16
Consumer	3,227	3,564	3,958	3,734	5,049

Charge-offs liquidating portfolio	3,231	3,564	3,965	3,795	5,065

Total charge-offs	22,208	34,642	31,174	33,816	26,398

Recoveries continuing portfolio:
Commercial non-mortgage	957	886	1,215	858	1,150
Equipment financing	1,115	2,348	1,161	2,240	1,579
Asset based lending	721	914	195	273	171
Commercial real estate	34	1,069	96	36	406
Residential development	12	31	5	—	—
Residential mortgages	126	118	135	357	96
Consumer	2,453	1,932	1,721	998	1,079

Recoveries continuing portfolio	5,418	7,298	4,528	4,762	4,481

Recoveries liquidating portfolio:
NCLC	10	23	177	17	23
Consumer	249	122	104	146	189

Recoveries liquidating portfolio	259	145	281	163	212

Total recoveries	5,677	7,443	4,809	4,925	4,693

Total net charge-offs	16,531	27,199	26,365	28,891	21,705

Ending balance	$198,757	$210,288	$233,487	$257,352	$281,243

See Selected Financial Highlights for footnotes.

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures

The Company evaluates its business based on the following ratios that utilize tangible equity, a non-GAAP financial measure. Return on average tangible equity measures the Company’s earnings contribution as a percentage of average shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible equity ratio represents total ending shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. The tangible common equity ratio represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities divided by total assets less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets. Tangible book value per common share represents ending common shareholders’ equity less goodwill and intangible assets (excluding mortgage servicing rights), net of related deferred tax liabilities on intangible assets divided by ending common shares outstanding.

The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding foreclosed property expense, amortization of intangibles, gain or loss on securities, and other non-recurring items. Accordingly, this is also a non-GAAP financial measure.

See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP for the three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011, and June 30, 2011. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results of the Company. Other companies may define or calculate supplemental financial data differently.

	Three Months Ended
(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Reconciliation of average shareholders’ equity to average tangible shareholders’ equity
Average shareholders’ equity	$1,914,325	$1,876,774	$1,863,691	$1,848,666	$1,835,956
Average goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Average intangible assets (excluding mortgage servicing rights)	(13,576)	(14,973)	(16,368)	(17,771)	(19,163)
Average related deferred tax liabilities	4,862	5,362	5,729	6,220	6,707

Average tangible shareholders’ equity	$1,375,724	$1,337,276	$1,323,165	$1,307,228	$1,293,613

Reconciliation of period-end shareholders’ equity to period-end tangible shareholders’ equity
Shareholders’ equity	$1,931,548	$1,894,942	$1,845,774	$1,836,269	$1,829,154
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(12,896)	(14,293)	(15,690)	(17,086)	(18,483)
Related deferred tax liabilities	4,618	5,119	5,492	5,980	6,469

Tangible shareholders’ equity	$1,393,383	$1,355,881	$1,305,689	$1,295,276	$1,287,253

Reconciliation of period-end common shareholders’ equity to period-end tangible common shareholders’ equity
Common shareholders’ equity	$1,902,609	$1,866,003	$1,816,835	$1,807,330	$1,800,215
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(12,896)	(14,293)	(15,690)	(17,086)	(18,483)
Related deferred tax liabilities	4,618	5,119	5,492	5,980	6,469

Tangible common shareholders’ equity	$1,364,444	$1,326,942	$1,276,750	$1,266,337	$1,258,314

Reconciliation of period-end assets to period-end tangible assets
Assets	$19,429,749	$19,134,142	$18,714,340	$18,224,011	$17,802,881
Goodwill	(529,887)	(529,887)	(529,887)	(529,887)	(529,887)
Intangible assets (excluding mortgage servicing rights)	(12,896)	(14,293)	(15,690)	(17,086)	(18,483)
Related deferred tax liabilities	4,618	5,119	5,492	5,980	6,469

Tangible assets	$18,891,584	$18,595,081	$18,174,255	$17,683,018	$17,260,980

Book value per common share
Common shareholders’ equity	$1,902,609	$1,866,003	$1,816,835	$1,807,330	$1,800,215
Ending common shares issued and outstanding (in thousands)	87,885	87,849	87,600	87,507	87,532

Book value per share of common stock	$21.65	$21.24	$20.74	$20.65	$20.57

WEBSTER FINANCIAL CORPORATION

Reconciliations to GAAP Financial Measures (continued)

	Three Months Ended
(Dollars in thousands)	June 30, 2012	March 31, 2012	Dec. 31, 2011	Sept. 30, 2011	June 30, 2011

Tangible book value per common share
Tangible common shareholders’ equity	$1,364,444	$1,326,942	$1,276,750	$1,266,337	$1,258,314
Ending common shares issued and outstanding (in thousands)	87,885	87,849	87,600	87,507	87,532

Tangible book value per common share	$15.53	$15.10	$14.57	$14.47	$14.38

Reconciliation of noninterest expense to noninterest expense used in the efficiency ratio
Noninterest expense	$127,179	$127,813	$126,572	$123,218	$132,061
Foreclosed property expense	(176)	(467)	(730)	(726)	(710)
Amortization of intangibles	(1,397)	(1,397)	(1,397)	(1,397)	(1,397)
Other expense	(2,572)	(551)	(1,169)	(2,762)	(6,894)

Noninterest expense used in the efficiency ratio	$123,034	$125,398	$123,276	$118,333	$123,060

Reconciliation of income to income used in the efficiency ratio
Net interest income before provision	$144,378	$143,368	$141,009	$141,685	$140,913
Fully taxable-equivalent adjustment	3,813	3,718	4,011	3,798	3,823
Noninterest income	47,353	43,986	42,246	44,691	46,189
Less: Net gain on investment securities	(2,537)	—	—	—	(1,647)

Income used in the efficiency ratio	$193,007	$191,072	$187,266	$190,174	$189,278